Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (Nos. 333-116637, 333-107795, 333-98545, 333-34522, 333-50605, 333-59075, 333-59077, 333-59079 333-126725 and 333-146231) of American Dental Partners, Inc. of (1) our report dated February 19, 2007, relating to our audit of the consolidated financial statements of Metropolitan Dental Holdings, Inc. as of and for the year ended December 31, 2006, and as of December 31, 2005, and for the period from May 25, 2005, through December 31, 2005, and (2) our report dated December 3, 2007, relating to our audit of the consolidated financial statements of Metropolitan Dental Management, Inc. as of and for May 24, 2005, and the period from January 1 through May 24, 2005, included in this current report on Form 8-K/A.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Minneapolis, Minnesota
December 7, 2007

McGladrey & Pullen, LLP is a member firm of RSM International –

an affiliation of separate and independent legal entities.